Exhibit 5.1

		New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

September 12, 2012

Verisk Analytics, Inc.

545 Washington Boulevard

Jersey City, NJ 07310-1686

Ladies and Gentlemen:

We have acted as special counsel for Verisk Analytics, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-173135) (the “Registration Statement”) filed by the Company and the subsidiary guarantors named therein with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration by the Company of $350,000,000 aggregate principal amount of its 4.125% Senior Notes due 2022 (the “Notes”) and by the subsidiary guarantors (the “Guarantors”) of full and unconditional guarantees of the Notes (the “Guarantees” and together with the Notes, the “Securities”). The Securities are to be issued pursuant to an Indenture dated as of April 6, 2011 (the “Base Indenture”) among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture dated as of September 12, 2012 (together with the Base Indenture, the “Indenture”) among the Company, the Guarantors and the Trustee, and to be sold pursuant to an Underwriting Agreement dated as of September 5, 2012 (the “Underwriting Agreement”) among the Company, the Guarantors and the several underwriters named in Schedule A thereto.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Verisk Analytics, Inc.	September 12, 2012

Based upon the foregoing, we advise you that, in our opinion, when the Securities have been duly executed, authenticated, issued and delivered in accordance with the Indenture and the Underwriting Agreement against payment therefor, the Securities will constitute valid and binding obligations of the Company and the Guarantors, as applicable, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinion expressed above, we have assumed that (i) the Registration Statement became effective upon filing with the Commission and such effectiveness shall not have been terminated or rescinded; (ii) the Indenture and the Securities are valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company and the Guarantors); and (iii) there shall not have occurred any change in law affecting the validity or enforceability of the Securities. We have also assumed that the execution, delivery and performance of the Indenture and the Securities by the Company and the Guarantors does not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Insofar as the foregoing opinion involves matters governed by the laws of the State of California or the Commonwealth of Massachusetts, we have relied, without independent investigation, on the opinion of even date herewith of Kenneth E. Thompson, General Counsel of the Company, to be filed by the Company as an exhibit to a report on Form 8-K on the date hereof and incorporated by reference into the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to a report on Form 8-K to be filed by the Company on the date hereof and its incorporation by reference into the Registration Statement. In addition, we consent to the reference to our name under the caption “Legal Matters” in the prospectus supplement relating to the Securities, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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